                                                                   Exhibit 10.30




                      NON-INCENTIVE STOCK OPTION AGREEMENT

                                   (Non-Plan)

         THIS NON-INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is dated as of February 27, 1997 and is by and between NATIONAL MEDIA CORPORATION, a Delaware corporation with its principal office located at Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania, 19103 (the "Company"), and Frederick S. Hammer (the "Optionee").

         The Compensation Committee of the Board of Directors of the Company (the "Committee") has determined to grant to the Optionee an option to purchase shares of the Company's Common Stock in order to provide the Optionee with an added incentive to contribute to the Company's future success and prosperity. The option granted herein shall be issued outside of the Plan (as hereinafter defined) in connection with the satisfaction of the Optionee's employment, but subject to such terms and conditions as if it were issued under the Company's Amended and Restated Stock Option Plan, as it may be amended from time to time hereafter (the "Plan"). Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

         Accordingly, in consideration of the premises set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants the Optionee the option to acquire shares of the common stock of the Company upon the following terms and conditions:

         1.       Grant of Option.

                  (a) The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to One Hundred Thousand (100,000) fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company (the "Shares"), to be issued upon the exercise hereof.

                  (b) Assuming the Optionee remains an active member of the Company's Board of Directors on the dates set forth below, the Option to purchase the Shares shall vest in the increments set forth below. The Option may only be exercised as to the portion thereof which shall have become vested as of the intended date of exercise:

             (i)   One-Quarter (1/4) of the Shares as of February 27, 1997;

             (ii)  One-Quarter (1/4) of the Shares as of February 27, 1998;

             (iii) One-Quarter (1/4) of the Shares as of February 27, 1999; and

             (iv)  One-Quarter (1/4) of the Shares as of February 27, 2000.

                  (c) Subject to the vesting schedule set forth above, the Option may be exercised during the period ("Option Period") commencing on the date hereof and, unless sooner terminated as provided herein, expiring and terminating at 5:00 p.m. Eastern Standard Time on February 27, 2007, at which time the Optionee shall have no further right to purchase any Shares not then purchased. The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

                  (d) It is not intended that the Option qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Exercise Price. The exercise price of the Option (the "Exercise Price") shall be $6.625 per Share, and shall be payable by certified or bank check payable to the order of the Company in full at the time of the exercise in cash or, with the consent of the Committee in its sole discretion, by delivering
(i) shares of Common Stock already owned by the Optionee and having a fair market value (as determined under the Plan) on the date of exercise equal to the Exercise Price, or (ii) a combination of cash and shares of Common Stock with a fair market value equal to the Exercise Price.

         3. Exercise of Option. The Optionee may exercise this Option, to the extent then vested, to purchase Shares by providing notice to the Company by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery, signed by the Optionee, indicating the number of whole Shares which Optionee desires to purchase under the Option. The notice shall be accompanied by payment of the Option Price therefor as specified in Paragraph 2 above, any amounts payable pursuant to Paragraph 10 below and any required written representation as specified pursuant to Paragraph 7 below. As soon as practicable after the receipt of such notice of exercise, payments and written representation, the Company shall issue to the Optionee a certificate(s) issued in the Optionee's name evidencing the Shares purchased by the Optionee hereunder, subject to the Company's right to require that Optionee execute such other documents as it deems reasonably necessary.

         4. Limitations on Right to Exercise. Should the Optionee cease to be an Eligible Participant for any reason other than the Optionee's death or disability, the Option (to the extent then vested) shall be exercisable for a period of three months after the Optionee ceases to be an Eligible Participant or until the expiration of the Option Period, whichever shall occur first.

         5. Death or Disability of Optionee. In the event of the death or disability of the Optionee while the Optionee is an Eligible Participant (or the death of the Optionee within three months after the date on which the Optionee ceases to be an Eligible Participant), any unexercised portion of the Option shall be exercisable (to the extent that the Option was exercisable at the time of the Optionee's death or disability) for a period of one year after the Optionee's death or disability or upon the expiration of the Option Period, whichever shall occur first, and, in the event of the death of the Optionee, shall be exercisable only by the Optionee's personal representative or such person or persons to whom the Optionee's rights pass under the Optionee's will or by the laws of descent and distribution.

         6. Non-Transferability of Option. Except as provided in Paragraph 5 herein, the Option shall be exercisable only by the Optionee. The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of the descent and distribution or, if permitted under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and by the Committee in its sole discretion pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules promulgated thereunder. Upon any attempt to so transfer the Option, or upon the levy or attachment or similar process of the Option, the Option shall automatically become null and void.

         7. Restriction on Issuance of Shares - Investment Representation. The Optionee agrees for himself, his heirs and legatees that, unless at the time of exercise there exists an effective registration statement under the Securities Act of 1933 concerning the Shares issuable pursuant to the Option providing for the issuance of such Shares to the Optionee and/or the subsequent transfer of the Shares by Optionee, any and all Shares purchased upon the exercise of the Option shall be acquired for investment and not for distribution. Upon the issuance of any or all of the Shares subject to the Option, the Company, in its discretion and in accordance with the foregoing, may require the Optionee, or his heirs or legatees receiving such Shares, to deliver to the Company a representation in writing, in a form satisfactory to the Board, that such Shares are being acquired in good faith for investment and not for distribution. In accordance with the foregoing, (i) the Company may place with its transfer agent a "stop transfer" order with respect to such Shares and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares; and (ii) any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company.

         8. No Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

         9. No Obligation Relating to Engagement of Optionee. Nothing herein shall obligate the Company or any of its subsidiaries to engage the Optionee, nor shall this Agreement constitute an agreement of employment or for services, nor confer upon the Optionee any right to continue to render services to the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate the services of the Optionee at any time without liability to the Company or the subsidiary.

         10. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under the Plan. The Company may further require notification from the Optionee upon any disposition of Shares acquired pursuant to the exercise of the Option.

         11. Conflict between Option Agreement and Plan. In the event of any conflicts between this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

         12. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Attest:                            NATIONAL MEDIA CORPORATION



                                   By:   /s/ Jon W. Yoskin II
                                         Jon W. Yoskin II
                                         Chairman, Compensation Committee of
                                         the Board of Directors
Witness:



                                   By:   /s/ Frederick S. Hammer
                                         Frederick S. Hammer